UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Allerton Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2018, MyoKardia, Inc. (the “Company”) entered into a lease (the “Lease”) with HCP LS Brisbane, LLC, as landlord (“HCP”) for approximately 129,846 square feet of space in a building located at 1000 Sierra Point Boulevard in Brisbane, California (the “Premises”).

The term of the Lease will commence on the date that the Premises are ready for occupancy per the terms of the Lease (the “Commencement Date”), and will expire on the day prior to the tenth (10th) anniversary of the Commencement Date. If the Commencement Date does not occur on or before June 30, 2020, then the Company shall have the right to terminate the Lease upon written notice to HCP.

The monthly base rent for the Premises under the Lease will be equal to $5.250 per rentable square foot of the Premises, payable by the Company to HCP for the first year of the term of the Lease, and will increase for the remaining nine years of the Lease term as follows:

Lease Year	Annualized Base Rent	Monthly Installment of Base Rent	Approximate Monthly Base Rent per RSF

1 (months 1 – 8)	N/A	$340,845.75	$5.250

1 (months 9 – 12)	N/A	$681,691.50	$5.250

2	$ 8,460,765.36	$705,063.78	$5.430

3	$ 8,756,892.15	$729,741.01	$5.620

4	$ 9,063,383.37	$755,281.95	$5.817

5	$ 9,380,601.79	$781,716.82	$6.020

6	$ 9,708,922.85	$809,076.90	$6.231

7	$10,048,735.15	$837,394.60	$6.449

8	$10,400,440.88	$866,703.41	$6.675

9	$10,764,456.31	$897,038.03	$6.908

10	$11,141,212.29	$928,434.36	$7.150

During the term of the Lease, the Company will pay its share of operating expenses, taxes and any other expenses payable under the Lease. The Company has (i) an option right to extend the Lease term for a period of ten (10) years, and (ii) a right of first offer during the initial Lease term with respect to any space in the last building to be constructed in the Shore at Sierra Point project by HCP, which is currently anticipated to be Building A, with the address of 1800 Sierra Point Boulevard, if and when such building is completed by HCP.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a complete copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2018	MyoKardia, Inc.

	By:	/s/ Taylor Harris
Taylor Harris
Chief Financial Officer (principal financial officer)